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                                                                  EXHIBIT 23.1


                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 (No. 333-109904) of Bookham Technology plc of our report dated March 14, 2001 relating to the financial statements, which appears in the Bookham Technology plc Annual Report on Form 20-F/A for the year ended December 31, 2002, and to the reference to us under the heading "Selected Consolidated Financial Data" which appears in this Form 20-F/A. We also consent to the reference to us under the headings "Experts" and "Selected Historical Consolidated Financial Data of Bookham" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
West London, England
February 2, 2004